
<ARTICLE>                  5

<PERIOD-TYPE>                                        12-MOS
<FISCAL-YEAR-END>                                    MAR-31-1999
<PERIOD-END>                                         MAR-31-1999
<CASH>                                               114,347
<SECURITIES>                                         3,020,272
<RECEIVABLES>                                        000
<ALLOWANCES>                                         000
<INVENTORY>                                          000
<CURRENT-ASSETS>                                     000
<PP&E>                                               000
<DEPRECIATION>                                       000
<TOTAL-ASSETS>                                       28,779,904<F1>
<CURRENT-LIABILITIES>                                000
<BONDS>                                              000
<COMMON>                                             000
<PREFERRED-MANDATORY>                                000
<PREFERRED>                                          000
<OTHER-SE>                                           28,639,112
<TOTAL-LIABILITY-AND-EQUITY>                         28,779,904<F2>
<SALES>                                              000
<TOTAL-REVENUES>                                     256,266<F3>
<CGS>                                                000
<TOTAL-COSTS>                                        000
<OTHER-EXPENSES>                                     554,228<F4>
<LOSS-PROVISION>                                     000
<INTEREST-EXPENSE>                                   000
<INCOME-PRETAX>                                      000
<INCOME-TAX>                                         000
<INCOME-CONTINUING>                                  000
<DISCONTINUED>                                       000
<EXTRAORDINARY>                                      000
<CHANGES>                                            000
<NET-INCOME>                                         (3,150,253)<F5>
<EPS-BASIC>                                        (61.24)
<EPS-DILUTED>                                        000

<F1>Included  in Total assets are  Investments in Local Limited  Partnerships of
$25,341,905,   Restricted   cash  of  $266,031  and  Other  assets  of  $37,349.
<F2>Included in Total liabilities and equity: Accounts payable to affiliates of $72,014 and Accounts payable and accrued expenses of $68,778.
<F3>Total Revenue includes Investment of $192,898 and Other of $63,368.
<F4>Included in Other Expenses are Asset  Management  fees of $292,147,  General and Administrative of $229,897 and Amortization of $32,184. <F5>Net loss reflects Equity in losses of Local Limited Partnerships of $2,852,291.

